SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)

(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Summary: On June 30, 2006, we closed a financing transaction with Palisades Master Fund LP (whom we refer to as Palisades). We have a pre-existing relationship with Palisades in that (i) Palisades is the owner of 4,000 shares of our Series A Convertible Preferred Stock; and, (ii) Palisades is the holder of our promissory note in the principal amount of $1,666,667 (which we refer to as the Original Note), issued to Palisades in connection with a loan made by Palisades to us in February, 2006.

Under the terms of the financing transaction, Palisades agreed to accept certain payment of the Original Note at a date later than originally due, and further extend payment of the remainder of the Original Note. In connection with the financing transaction, we executed an Extension Agreement, an Exchange Agreement, and a Promissory Note.

Palisades agreed as follows under the agreements executed in connection with the financing transaction: (a) Palisades agreed to extend to July 20, 2006 as the due date for $666,667 of principal and accrued interest thereon due under the Original Note; (b) Palisades agreed to exchange the Original Note for the Promissory Note in the remainder of the Original Note after payment on July 20, 2006, which principal amount is $1,003,836; and, (c) the Promissory Note would reflect 11% interest and be due and payable in full on or before March 30, 2006.

We agreed as follows under the agreements executed in connection with the financing transaction: (a) we will make a principal payment to Palisades in the amount of $666,667.00 no later than July 20, 2006; (b) we will pay to Palisades all accrued and unpaid interest on the amount of $666,667 no later than July 20, 2006; and, (c) we will pay to Palisades all liquidated damages in the amount of $16,666.68 no later than July 20, 2006.

The Extension Agreement, Exchange Agreement, and the Promissory Note (which we refer to collectively as the Extension Agreement) contain representations and warranties of the Company, as well as affirmative and negative covenants imposed by us and accepted as obligations of the Company. The Extension Agreements also contain customary events of default, including nonpayment of principal, interest, fees or other amounts when due; violation of covenants, subject in certain cases to stated grace periods; the attachment or seizure of a material portion of our assets; the occurrence of certain bankruptcy events; the prevention by governmental authorities of the conduct of a material part of our business; the occurrence of certain payment defaults in respect of other indebtedness; the handing down of certain material judgments adverse to the Company; and inaccuracy of representations and warranties. If an event of default occurs and is continuing, we may be required to repay all amounts outstanding under the Extension Agreements.

A copy of the Extension Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Exchange Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the Promissory Note is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Affect on Preferred Stock: As part of the financing transaction with Palisades, we also agreed to lower the conversion price on the Series A Convertible Preferred Stock issued to Palisades by us from $1.50 per share to $1.00 per share. We also agreed to file a registration statement no event later than September 20, 2006 covering the additional shares of common stock into which the Preferred Stock can be converted, as required by the Registration Rights Agreement relating to the Series A Convertible Preferred Stock held by Palisades.

Securities Act Exemption: The securities issued pursuant to the financing transaction are being acquired by Palisades in a transaction meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.

Palisades represented its intention to acquire the securities for investment only and not with a view toward distribution. Longview was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation

See the description of the financing transaction, including the terms and conditions of the Extension Agreements executed in connection with the financing transaction, set out in Item 1.01 above, which description is incorporated in this Item 2.03 by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03	Material Modifications to Rights of Security Holders

See the description of the financing transaction, including the terms and conditions of the Extension Agreements executed in connection with the financing transaction, set out in Item 1.01 above, which description is incorporated in this Item 2.03 by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Extension Agreement.

10.2	Exchange Agreement

10.3	Promissory Note

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ LEWIS JAFFE
LEWIS JAFFE, Chief Executive Officer

Date: July 5, 2006